Exhibit 99.1

NEWS RELEASE

Contact:	Suzy W. Taylor 866-652-1810

FirstCity Financial Completes Purchases Under Stock Repurchase Plan

  Waco, Texas October 13, 2008…….. FirstCity Financial Corporation (NASDAQ:FCFC) announced today that it has completed the purchase of stock under its stock repurchase plan. The Board of Directors initially approved the purchase of an aggregate of 1,000,000 shares of the Company’s common stock on August 11, 2006, and increased the stock repurchase plan by an additional 500,000 shares on January 31, 2008. The Board of Directors authorized the purchases to be made through August 30, 2009.

FirstCity has purchased 1,500,000 shares of its common stock pursuant to the stock repurchase plan for an aggregate purchase price of $10,922,517 during the period from August 14, 2006 through October 10, 2008, at an average cost of $7.28 per share (including 439,170 shares purchased since June 30, 2008 at an average cost of $3.87 per share). FirstCity currently has 9,831,937 shares of common stock outstanding.

James T. Sartain, President and CEO, said, “FirstCity believes that the recent accumulation of shares was a great opportunity to build shareholder value and will benefit all shareholders. We continue to believe that our common shares are undervalued at current prices, but while not ruling out the possibility of an additional buyback program in the future, we believe that FirstCity should reserve its liquidity for investment opportunities presented to FirstCity in light of current economic conditions.”

FirstCity Financial Corporation is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Forward-Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” “indication” and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates; availability of portfolio assets and other investment opportunities; the Company’s ability to consummate portfolio acquisitions and other investment transactions on acceptable terms; assumptions underlying portfolio asset performance; risks associated with start up of new businesses and entry into new foreign markets, risks associated with foreign operations; currency exchange rate fluctuations; interest rate risk; credit risk; risks of declining value of loans, collateral or assets; the degree to which the Company is leveraged; the Company’s continued need for financing; availability of the Company’s credit facilities; ability to obtain additional financing from the Bank of Scotland or any other lender; the impact of certain covenants in loan agreements of the Company and its subsidiaries; the ability of the Company to utilize net operating loss carry forwards; general economic, business and market conditions; foreign social and economic conditions; changes (legislative and otherwise) in the asset securitization industry; regulatory and accounting changes; fluctuation in residential and commercial real estate values; capital markets conditions, including the markets for asset-backed securities; uncertainties of any litigation arising from discontinued operations; factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 17, 2008, as well as in the Company’s other filings with the SEC. Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.